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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement.
[ ]  CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY
     RULE 14a-6(e)(2)).
[X]  Definitive Proxy Statement.
[ ]  Definitive Additional Materials.
[ ]  Soliciting Material Pursuant to Section 240.14A-11(c) or Section 240.14a-12

                        Synovis Life Technologies, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     2) Aggregate number of securities to which transaction applies:

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     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     5) Total fee paid:

--------------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:

--------------------------------------------------------------------------------

     2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

     3) Filing Party:

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     4) Date Filed:

--------------------------------------------------------------------------------
PERSONS WHO ARE TO RESPOND TO THE COLLECTION OF INFORMATION CONTAINED IN THIS FORM ARE NOT REQUIRED TO RESPOND UNLESS THE FORM DISPLAYS A CURRENTLY VALID OMB CONTROL NUMBER.

SEC 1913 (11-01)

                        SYNOVIS LIFE TECHNOLOGIES, INC.

                                                                January 14, 2005

Dear Shareholder:

     You are cordially invited to attend the 2005 Annual Meeting of Shareholders of Synovis Life Technologies, Inc. The meeting will be held on Tuesday, February 22, 2005, at 3:45 p.m., at the Minneapolis Club, 729 Second Avenue South, Minneapolis, Minnesota.

     The attached Notice of Annual Meeting and Proxy Statement describe the formal business to be transacted at the meeting, which will consist solely of the election of directors.

     Whether or not you can attend the meeting, please complete, sign, and mail the enclosed proxy card promptly so that your shares can be voted at the meeting according to your instructions.

                                           Sincerely,

                                           /s/ Karen Gilles Larson

                                           KAREN GILLES LARSON
                                           President and Chief Executive Officer

                        SYNOVIS LIFE TECHNOLOGIES, INC.
                           2575 UNIVERSITY AVENUE W.
                       ST. PAUL, MINNESOTA 55114-1024 USA

                             ---------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                        TO BE HELD ON FEBRUARY 22, 2005

                             ---------------------

     The Annual Meeting of Shareholders of Synovis Life Technologies, Inc. (the "Company") will be held at 3:45 p.m., local time, on Tuesday, February 22, 2005, at the Minneapolis Club, 729 Second Avenue South, Minneapolis, Minnesota for the following purposes as described in more detail in the accompanying Proxy
Statement:

          1) To elect seven (7) directors to hold office until the next Annual Meeting of Shareholders or until their successors are duly elected and qualified.

          2) To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

     Only shareholders of record at the close of business on December 30, 2004 are entitled to notice of and to vote at the Annual Meeting or any adjournments thereof.

     All shareholders are invited to attend the Annual Meeting in person. Whether or not you are able to attend, please be sure you are represented at the Annual Meeting by promptly completing and returning the accompanying proxy card. Any shareholder who executes and returns a proxy may revoke it at any time prior to the voting of the proxies by giving written notice to the Corporate Secretary of the Company, by executing a later-dated proxy, or by attending the Annual Meeting and voting in person.

                                          By Order of the Board of Directors

                                          /s/ Connie L. Magnuson

                                          CONNIE L. MAGNUSON
                                          Vice President of Finance, Chief
                                          Financial Officer
                                          and Corporate Secretary

Dated: January 14, 2005

WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE DATE AND SIGN THE PROXY CARD EXACTLY AS YOUR NAME(S) APPEARS ON THE CARD AND RETURN IT IN THE ENCLOSED ENVELOPE.

                        SYNOVIS LIFE TECHNOLOGIES, INC.
                           2575 UNIVERSITY AVENUE W.
                       ST. PAUL, MINNESOTA 55114-1024 USA

                             ---------------------

                              PROXY STATEMENT FOR
                         ANNUAL MEETING OF SHAREHOLDERS
                                   TO BE HELD
                               FEBRUARY 22, 2005

                             ---------------------

                                  INTRODUCTION

    The Annual Meeting of Shareholders of Synovis Life Technologies, Inc. (the "Company") will be held at 3:45 p.m., local time, on Tuesday, February 22, 2005, at the Minneapolis Club, 729 Second Avenue South, Minneapolis, Minnesota, or at any adjournment thereof (the "Annual Meeting"), for the purposes set forth in the Notice of Meeting.

    A proxy card is enclosed for your use. YOU ARE SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS TO MARK, SIGN, DATE AND RETURN THE PROXY CARD IN THE ACCOMPANYING ENVELOPE. No postage is required if mailed within the United States. The Company will bear the cost of soliciting proxies, including preparing, assembling and mailing the proxies and soliciting material, as well as the cost of forwarding such material to the beneficial owners of the Company's common stock (the "Common Stock"). Company directors, officers and employees may, without compensation other than their regular compensation, solicit proxies by telephone, personal conversation, facsimile or other electronic communication. The Company may reimburse brokerage firms and others for expenses in forwarding proxy material to the beneficial owners of Common Stock.

    Any shareholder giving a proxy may revoke it any time prior to its use at the Annual Meeting either by giving written notice of such revocation to the Corporate Secretary of the Company, by filing a duly executed proxy bearing a later date with the Corporate Secretary of the Company, or by attending the Annual Meeting and voting in person. Proxies will be voted as specified by shareholders. Proxies that are signed by shareholders but lack any such specification will be voted in favor of the election of each of the director nominees listed in this Proxy Statement.

    THE BOARD RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR EACH OF THE DIRECTOR NOMINEES NAMED HEREIN.

    The Company expects that this Proxy Statement, the Proxy Card and Notice of Meeting will first be mailed to shareholders on or about January 14, 2005.

                                VOTING OF SHARES

    Only holders of record of shares of Common Stock at the close of business on December 30, 2004 will be entitled to vote at the Annual Meeting. On December 30, 2004, the Company had 11,733,265 outstanding shares of Common Stock, each such share entitling the holder thereof to one vote on each matter to be voted on at the Annual Meeting. The holders of 33 1/3% of the shares entitled to vote and represented in person or by proxy at the Annual Meeting will constitute a quorum for the transaction of business at the Annual Meeting. In general, shares of Common Stock represented by a properly signed and returned proxy card will be counted as shares present and entitled to vote at the meeting for purposes of determining a quorum, without regard to whether the card reflects abstentions (or is left blank) or reflects a "broker non-vote" on a matter (i.e., a card returned by a broker because voting instructions have not been received and the broker has no discretionary authority to vote). Holders of shares of Common Stock are not entitled to cumulate voting rights.

    Shares represented by a proxy card voted as abstaining on any of the proposals will be treated as shares present and entitled to vote that were not cast in favor of a particular matter, and thus will be counted as votes against the matter. Shares represented by a proxy card indicating any broker non-vote on a matter will be treated as shares not entitled to vote on that matter, and thus will not be counted in determining whether that matter has been approved.

                     PRINCIPAL SHAREHOLDERS AND BENEFICIAL
                            OWNERSHIP OF MANAGEMENT

     The following table sets forth information regarding the beneficial ownership of our Common Stock as of December 1, 2004, unless otherwise noted,
(a) by each shareholder who is known by the Company to own beneficially more than 5% of the outstanding Common Stock, (b) by each director and each nominee,
(c) by each executive officer named in the Summary Compensation Table below, and
(d) by all executive officers and directors as a group. Unless otherwise noted, each of the shareholders listed in the table or included within a group listed in the table possesses sole voting and investment power with respect to the shares indicated and the address for each of our executive officers, directors and principal shareholders is Synovis Life Technologies, Inc., 2575 University Ave. W., St. Paul, Minnesota, 55114.

--------------------------------------------------------------------------------------------
                                                            NUMBER OF SHARES      PERCENTAGE
BENEFICIAL OWNER                                          BENEFICIALLY OWNED(1)   OWNERSHIP
--------------------------------------------------------------------------------------------
Perkins Capital Management, Inc.(2)
730 East Lake Street
Wayzata, MN 55391-1769                                            534,150            4.6%
--------------------------------------------------------------------------------------------
William G. Kobi(3)                                                 28,000              *
--------------------------------------------------------------------------------------------
Mark F. Palma                                                         200              *
--------------------------------------------------------------------------------------------
Richard W. Perkins(4)                                             158,500            1.3%
--------------------------------------------------------------------------------------------
Timothy M. Scanlan(5)                                              41,000              *
--------------------------------------------------------------------------------------------
Edward E. Strickland(6)                                           308,000            2.6%
--------------------------------------------------------------------------------------------
Sven A. Wehrwein                                                       --              *
--------------------------------------------------------------------------------------------
Karen Gilles Larson(7)                                            246,207            2.1%
--------------------------------------------------------------------------------------------
David A. Buche(8)                                                  17,304              *
--------------------------------------------------------------------------------------------
Mary L. Frick(9)                                                   40,614              *
--------------------------------------------------------------------------------------------
Connie L. Magnuson(10)                                             81,139              *
--------------------------------------------------------------------------------------------
B. Nicholas Oray, Ph. D.(11)                                       37,693              *
--------------------------------------------------------------------------------------------
Fariborz Boor Boor(12)                                                798              *
--------------------------------------------------------------------------------------------

All Executive Officers and Directors as a Group
  (14 persons)(13)                                              1,142,856            9.4%
--------------------------------------------------------------------------------------------

---------------

 *  Less than 1%.

 (1) Shares not outstanding but deemed beneficially owned by virtue of the right of a person or member of a group to acquire them within 60 days are treated as outstanding only when determining the amount and percent owned by such person or group. As of December 1, 2004, there were 11,718,704 shares of Common Stock outstanding.

 (2) Excludes shares beneficially owned by Richard W. Perkins, a director of the Company and the controlling shareholder of Perkins Capital Management, Inc. ("PCM"), a registered investment advisor. PCM disclaims beneficial ownership of the 534,150 shares (the "PCM Shares"), which are held for the account of its clients. Of the 534,150 shares, PCM has sole investment power with regard to all such shares and sole voting power over 78,300 of such shares.

 (3) Includes 21,000 shares Mr. Kobi has the right to acquire within 60 days upon the exercise of options.

 (4) Includes 5,000 shares held by the Perkins Foundation and 113,500 shares held by various trusts of which Mr. Perkins is the sole trustee. Also includes 40,000 shares Mr. Perkins has the right to acquire within 60 days upon the exercise of options. Excludes the 534,150 PCM Shares. Mr. Perkins disclaims beneficial ownership of the PCM Shares.

 (5) Includes 35,000 shares Mr. Scanlan has the right to acquire within 60 days upon the exercise of options.

 (6) Includes 40,000 shares Mr. Strickland has the right to acquire within 60 days upon the exercise of options.

 (7) Includes 131,502 shares Ms. Larson has the right to acquire within 60 days upon the exercise of options.

 (8) Includes 11,154 shares Mr. Buche has the right to acquire within 60 days upon the exercise of options.

 (9) Includes 33,715 shares Ms. Frick has the right to acquire within 60 days upon the exercise of options.

(10) Includes 48,854 shares Ms. Magnuson has the right to acquire within 60 days upon the exercise of options.

(11) Includes 17,864 shares Dr. Oray has the right to acquire within 60 days upon the exercise of options.

(12) Consists of shares Mr. Boor Boor has the right to acquire within 60 days upon the exercise of options.

(13) Includes 407,389 shares which may be acquired within 60 days upon the exercise of options.

                             ELECTION OF DIRECTORS

NOMINATION

     The Bylaws of the Company provide that the Board of Directors (the "Board" or the "Board of Directors") shall consist of one or more members, with the number of directors determined by the shareholders at each regular meeting of the shareholders, subject to an increase or decrease by the shareholders or an increase by the Board between such meetings.

     Effective December 1, 2004 the Board increased the number of directors by one to a total of seven (7), and elected Mr. Mark F. Palma and Mr. Sven A. Wehrwein to fill the vacancies created by the increase and by the death of Mr. Anton R. Potami earlier in the year.

     Upon the recommendation of the Nominating and Governance Committee, the Board has nominated the seven (7) individuals named below to serve as directors of the Company until the next Annual Meeting of Shareholders or until their respective successors have been elected and qualified. The election of the seven nominees by the shareholders at the Annual Meeting will determine the number of directors in accordance with the Bylaws.

     Although all of the nominees are current members of the Board, Mr. Palma and Mr. Wehrwein have not previously been elected by the shareholders. Mr. Palma was recommended to the Nominating and Governance Committee by the chief executive officer, and Mr. Wehrwein was recommended by a non-management director.

     The election of each nominee requires the affirmative vote of a majority of the shares of the Common Stock present and entitled to vote in person or by proxy for the election of directors at the Annual Meeting, and at least a majority of the minimum number of votes necessary for a quorum to transact business. The Board recommends a vote FOR the election of each of the nominees listed below. In the absence of other instructions, the proxies will be voted FOR the election of the nominees named below. If prior to the Annual Meeting the Board should learn that any nominee will be unable to serve by reason of death, incapacity or other occurrence, the proxies that otherwise would have been voted for such nominee will be voted for such substitute nominee as selected by the Board. Alternatively, the proxies, at the Board's discretion, may be voted for such fewer number of nominees as results from such death, incapacity or other occurrence.

INFORMATION ABOUT NOMINEES

     The following information has been furnished to the Company, as of December 1, 2004, by the persons who have been nominated by the Board to serve as directors for the ensuing year.

                                                                                     DIRECTOR
NAME                             AGE                      TITLE                       SINCE
----                             ---                      -----                      --------
Timothy M. Scanlan.............  58    Chairman of the Board and Director              1997
                                 62    President, Chief Executive Officer and          1997
Karen Gilles Larson............        Director
William G. Kobi................  60    Director                                        1998
Mark F. Palma..................  46    Director                                        2004
Richard W. Perkins.............  73    Director                                        1987
Edward E. Strickland...........  77    Director                                        1988
Sven A. Wehrwein...............  53    Director                                        2004

OTHER INFORMATION ABOUT NOMINEES

     Timothy M. Scanlan. Mr. Scanlan has served on the Board of the Company since 1997 and as Chairman of the Board since 1998. Mr. Scanlan serves as President and Chief Executive Officer of the Scanlan Group of Companies, established in 1921. The Group, consisting of Scanlan International, Inc., Surgical Technologies, Inc., McLean Medical and Scientific, Scanlan WorldWide, Inc., Vascular Innovations, Inc. and Scanlan Group BV, designs, manufactures and distributes medical and surgical products and provides related services worldwide. Mr. Scanlan serves on the Board of Directors of Automated Management Technologies and the Lillehei Surgical Society.

     Karen Gilles Larson. Ms. Larson has served as President and Chief Executive Officer of the Company since July 1997 and as a Director of the Company since August 1997. Prior to July 1997, Ms. Larson held the positions of Chief Financial Officer of the Company from December 1990, Vice President of Finance from 1989 and Secretary of the Company from November 1991. Ms. Larson served as the Director of Finance and Administration of the Company from April 1989 to December 1989. Ms. Larson serves on the Board of Directors of Chronimed, Inc.

     William G. Kobi. Mr. Kobi has served on the Board of the Company since 1998. Mr. Kobi has served as President, Chief Executive Officer and a director of Acumen Healthcare Solutions, Inc. since

May 1997. Acumen is a medical software systems company, founded in 1997, involved in the electronic data collection for clinical trials, medical device tracking and managed care. From 1988 to April 1997, Mr. Kobi was owner of Kobi's Karvings and Log Home Supply, a non-medical business in northern Minnesota. From 1976 to 1988, Mr. Kobi was employed by SciMed Life Systems Inc., in the positions of Director of Sales, Director of Marketing, Director of International Sales and as Vice President of Worldwide Sales for its cardiovascular division.

     Mark F. Palma. Mr. Palma has served on the Board of the Company since December 1, 2004. He is a partner at Hinshaw & Cullberston, a Chicago-based law firm, where he specializes in corporate and business law. He has extensive taxation experience and is a certified public accountant. He received his law degree from William Mitchell College of Law, and a master's in business administration from Minnesota State University. Mr. Palma serves on the Board of Directors of the following non-public companies: Allen Interactions, Inc. and Aloe Up, Inc. He is a former chair of the Hennepin County Bar Association Tax Section.

     Richard W. Perkins. Mr. Perkins has served on the Board of the Company since 1987. He has served as President, Chief Executive Officer and a director of Perkins Capital Management, Inc., an investment management firm, since 1984. Mr. Perkins also serves on the Board of Directors of the following public companies: LifeCore Biomedical, Inc., Intelefilm Corporation, CNS, Inc., Nortech Systems, Inc., PW Eagle, Inc., Vital Images, Inc., Two Way TV (US), Inc. and Teledigital, Inc.

     Edward E. Strickland. Mr. Strickland has served on the Board of the Company since 1988. Mr. Strickland has been an independent financial consultant since 1986.

     Sven A. Wehrwein. Mr. Wehrwein has served on the Board of the Company since December 1, 2004. He has over 20 years experience in corporate finance and investment banking, including serving as chief financial officer of InStent Inc. and Digi International. Since 1999 he has provided financial-consulting services to emerging growth companies. Mr. Wehrwein also serves on the Board of Directors of Vital Images, Inc. He received his master's of business administration in finance from the Sloan School at the Massachusetts Institute of Technology and is a certified public accountant.

INFORMATION ABOUT THE BOARD AND ITS COMMITTEES

     The Board met five times during the fiscal year ended October 31, 2004. Each of the directors attended, either in person or by telephonic conference, all of the meetings of the Board and all such committees on which such director served during the 2004 fiscal year. Our Board of Directors has adopted a policy requiring all directors to attend our annual meetings of shareholders and all directors did attend last year's annual meeting.

     The committees of the Board during the 2004 fiscal year, and the members of those committees, are listed below. Mr. Anton R. Potami served on all three committees up until his death.

AUDIT                                COMPENSATION          NOMINATING & GOVERNANCE
-----                                ------------          -----------------------
Edward E. Strickland (Chair)  Richard W. Perkins (Chair)  Timothy M. Scanlan (Chair)
William G. Kobi               William G. Kobi             William G. Kobi
Anton R. Potami               Anton R. Potami             Richard W. Perkins
                                                          Edward E. Strickland
                                                          Anton R. Potami

     The committees of the Board during the 2005 fiscal year, and the members of those committees, are listed below:

AUDIT                                COMPENSATION          NOMINATING & GOVERNANCE
-----                                ------------          -----------------------
Edward E. Strickland (Chair)  Richard W. Perkins (Chair)  Timothy M. Scanlan (Chair)
William G. Kobi               William G. Kobi             William G. Kobi
Sven A. Wehrwein              Mark F. Palma               Mark F. Palma
                                                          Richard W. Perkins
                                                          Edward E. Strickland
                                                          Sven A. Wehrwein

     Each of Mr. Scanlan, Mr. Kobi, Mr. Palma, Mr. Perkins, Mr. Strickland and Mr. Wehrwein are "independent" as defined under the current National Associations of Securities Dealers' listing standards; accordingly, all of the above committees are comprised solely of independent directors.

     The Audit Committee is responsible for the selection of the Company's auditors and the review of the services performed by such auditors, including reviewing the annual financial statements, the scope of the annual audits, the fees to be paid to the auditors and the adequacy of the Company's internal controls for compliance with corporate policies and directives. The Audit Committee receives the auditors' report and may recommend changes in the accounting systems of the Company, if so warranted. During fiscal 2004, the Audit Committee met four times.

     The Compensation Committee's function is to determine compensation for the officers of the Company, to provide for management continuity and to administer the Company's stock-based compensation plans. See "Compensation Committee Report on Executive Compensation" below for a more detailed discussion of the function of the Compensation Committee. During fiscal 2004, the Compensation Committee met two times.

     The Nominating and Governance Committee is responsible for the broad range of issues surrounding composition and operation of the Board of Directors, including the selection and nomination of qualified director candidates. The Nominating and Governance Committee operates under a written charter adopted by the Board of Directors, a copy of which is not available on our website but was provided as an appendix to our proxy statement for our 2004 Annual Meeting. During fiscal 2004, the Nominating and Governance Committee met two times.

     The Nominating and Governance Committee has historically identified director nominees based upon suggestions by outside directors, management members and/or shareholders, and has evaluated those persons on its own, without any paid, third-party assistance. The Company seeks directors who possess integrity, a high level of education and/or business experience, broad-based business acumen, strategic thinking and a willingness to share ideas, a network of contacts and diversity of experiences, expertise and background. The Nominating and Governance Committee uses these criteria to evaluate potential nominees, and does not evaluate proposed nominees differently depending upon who has made the proposal.

     The Nominating and Governance Committee will consider proposed nominees whose names are submitted to it by shareholders; however, it does not have a formal process for that consideration. The Nominating and Governance Committee has not adopted a formal process because it believes that its informal consideration process has been adequate, given the historically small number of shareholder recommendations. The Nominating and Governance Committee intends to review periodically whether a more formal policy should be adopted.

     Any shareholder who desires to recommend a nominee must submit a letter, addressed to the Corporate Secretary of the Company at 2575 University Avenue West, St. Paul, Minnesota, 55114-1024, USA, and which is clearly identified as a "Director Nominee Recommendation." All recommendation letters must identify the author as a shareholder and provide a brief summary of the candidate's qualifications, as well as contact information for both the candidate and the shareholder. Any shareholder recommendations for the next Annual Meeting must be submitted by September 16, 2005 to assure time for meaningful consideration and evaluation of the nominees by the Nominating and Governance Committee.

DIRECTORS' COMPENSATION

     The Board currently meets periodically throughout the year and immediately prior to and at the annual meeting of the Company's shareholders.

     In fiscal 2004, non-employee directors received compensation of $1,000 per month for Board membership and $750 for each Board meeting attended and were reimbursed for out of pocket expenses in connection with attending Board meetings. Committee members received additional compensation of $500 for each Audit and/or Compensation Committee meeting attended, with no additional compensation paid for service on the Nominating and Governance Committee. Additionally, due to the time requirements involved, the chairman of the Board received an annual stipend of $3,000 per year, and the chairs of the Audit and Compensation Committee received an annual stipend of $1,000.

     In view of the additional time requirements directors are required to spend as a result of Sarbanes-Oxley, the Compensation Committee reviewed director cash compensation levels and recommended an increase in certain of the directors' fees for fiscal 2005, intended to bring such fees in line with compensation paid by comparable companies. Accordingly, for fiscal 2005 Board members will receive $1,000 for each Board meeting attended. Additionally, members of the Audit and/or Compensation Committee will receive compensation of $750 for each Audit and/or Compensation Committee meeting attended. The annual stipend to the chairman of the Board will increase to $4,000, while the annual stipends for the chairs of the Audit and Compensation Committees will increase to $2,000. All other director cash compensation remains unchanged from fiscal 2004 levels.

     Pursuant to the Company's 2004 Directors' Option Plan (the "2004 Directors' Plan") each director who is not an employee of the Company or its subsidiaries (a "non-employee director") also receives a grant of options to purchase 27,000 shares of Common Stock upon election to the Board or, if not earlier granted an option under the 2004 Directors' Plan, the third anniversary of the non-employee director's last option grant. These options vest in equal one-third increments on each of the first, second and third anniversaries of the grant date, and are exercisable at a price equal to the fair market value of one share of Common Stock on the date of grant. The 2004 Directors' Plan provides for additional grants of options to purchase 30,000 and 33,000 shares of Common Stock, respectively, on the third and sixth anniversaries of each non-employee director's initial grant under the plan, assuming continued services as a non-employee director during that period (with the same vesting and pricing terms as the initial grant).

     All options granted under the 2004 Directors' Plan have a maximum term of ten years. When a non-employee director's membership on the board terminates due to death, all options then held by the director under the plan and exercisable at the time of the director's death will remain exercisable for one year thereafter. Upon termination of a director's service for any other reason, the unvested portion of the options granted to that non-employee director under the 2004 Directors' Plan are cancelled, and the vested portion of the options continue to be exercisable under the original terms of the option agreement.

  MEMBERSHIP AND ROLE OF THE AUDIT COMMITTEE

     As noted above, the Audit Committee consists of Mr. Strickland, Mr. Kobi and Mr. Wehrwein. The Board of Directors has determined that both Mr. Strickland and Mr. Wehrwein qualify as an "audit committee financial expert," as defined under applicable SEC rules and regulations. The Audit Committee operates under a written charter adopted by the Board of Directors, a copy of which was provided as an appendix to our proxy statement for our 2004 Annual Meeting.

     The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its general oversight responsibilities to the shareholders of the Company and others relating to the integrity of the Company's financial statements, the Company's compliance with legal and regulatory requirements, the independent auditor's qualifications and independence, the performance of the Company's internal accounting and financial controls and the performance of the independent auditor. In doing so, the Committee is responsible to maintain free and open communication between the Committee, management, and the independent auditor.

AUDIT COMMITTEE REPORT

     Notwithstanding anything to the contrary set forth in any of the Company's previous or future filings under the Securities Act or the Exchange Act that might incorporate this Proxy Statement or future filings with the SEC, in whole or in part, the following report shall not be deemed to be incorporated by reference into any such filing.

  REVIEW OF THE COMPANY'S AUDITED FINANCIAL STATEMENTS FOR THE FISCAL YEAR ENDED OCTOBER 31, 2004

     Prior to the Annual Meeting of Shareholders, the Audit Committee has reviewed and discussed the audited financial statements of the Company for the fiscal year ended October 31, 2004 with the Company's management. Further, the Audit Committee has discussed with Deloitte and Touche LLP ("D&T"), the Company's independent public accountants, the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees.

     Also, prior to the Annual Meeting of Shareholders, the Audit Committee has received the written disclosures and the letter from D&T required by Independence Standards Board Standard No. 1, Independence Discussion with Audit Committees, and the Audit Committee has discussed the independence of D&T with that firm.

     Based on the Audit Committee's discussions with the Company's management and D&T, and the review noted above, the Audit Committee has recommended to the Board of Directors that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended October 31, 2004 for filing with the SEC.

                                          Members of the Audit Committee:
                                          Edward E. Strickland (Chair)
                                          William G. Kobi
                                          Sven A. Wehrwein

  AUDIT FEES

     Audit fees billed by D&T for services rendered in auditing the Company's financial statements and reviewing the financial statements included in the Company's quarterly reports on Form 10-Q for fiscal 2004 and 2003 totaled $161,000 and $107,000, respectively.

  AUDIT-RELATED FEES

     Audit-related fees billed by D&T for services rendered in auditing the Company's 401(k) plan totaled $9,000 for each of fiscal 2004 and 2003, respectively. In fiscal 2003, D&T also reviewed the Company's registration statement and billed the Company $10,000. Audit-related fees billed by the Company's previous independent auditors, PricewaterhouseCoopers LLP, for services rendered in reviewing the Company's registration statement totaled $5,000 in fiscal 2003.

  TAX FEES

     Tax-related fees billed by D&T for services rendered in tax payment estimates, tax return preparation and tax planning during fiscal 2004 and 2003 totaled $55,000 and $19,000, respectively.

  ALL OTHER FEES

     In fiscal 2004, D&T performed services, for which they billed the Company $6,000, related to an acquisition opportunity which was terminated for a variety of reasons. Fees billed by D&T for all other services provided during fiscal 2003, consisting entirely of fees for an educational workshop, totaled $8,000.

  PRE-APPROVAL POLICIES

     The Audit Committee has not adopted a formal policy regarding the pre-approval of audit and permissible non-audit services provided by the Company's independent auditors. It is the Committee's procedure to approve of any engagement or accounting project involving the independent auditors, and the related fees, prior to commencement of the engagement or project. Projects are approved at the regular meetings of the Audit Committee. If a project requiring pre-approval surfaces between meetings, the Audit Committee Chair reviews the project and provides the required pre-approval, provided that such pre-approval is subsequently presented to the entire Audit Committee at its next meeting.

                             EXECUTIVE COMPENSATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

     The following table sets forth the cash and non-cash compensation paid or earned during the fiscal years ended October 31, 2004, 2003 and 2002 by the Chief Executive Officer of the Company, the four other executive officers of the Company at fiscal year end whose salary and bonus exceeded $100,000 in the fiscal year ended October 31, 2004, and a former executive officer of the Company who resigned in fiscal 2004.

                           SUMMARY COMPENSATION TABLE

----------------------------------------------------------------------------------------------
                                                                                   LONG-TERM
                                                           ANNUAL COMPENSATION    COMPENSATION
                                                           -----------------------------------
                                                                                   SECURITIES
                                                                                   UNDERLYING
NAME AND PRINCIPAL POSITION                         YEAR   SALARY($)   BONUS($)    OPTIONS(#)
----------------------------------------------------------------------------------------------
Karen Gilles Larson                                 2004   $350,000    $14,000        1,396
  President and                                     2003    300,000     73,400        3,637
  Chief Executive Officer                           2002    250,000     46,719           --
----------------------------------------------------------------------------------------------
David A. Buche                                      2004   $167,354    $ 5,080        6,654
  Vice President and COO of                         2003    152,000     35,400        1,843
  Synovis Surgical Innovations                      2002    142,000     20,945        3,574
----------------------------------------------------------------------------------------------
Mary L. Frick                                       2004   $155,000    $ 6,200          618
  Vice President of Regulatory Affairs,             2003    142,039     32,400        1,722
  Clinical Affairs and Quality                      2002    131,323     22,470           --
----------------------------------------------------------------------------------------------
Connie L. Magnuson                                  2004   $167,500    $ 6,700          668
  Vice President of Finance,                        2003    155,000     32,590        1,879
  Chief Financial Officer and Corporate Secretary   2002    142,000     26,536       15,574
----------------------------------------------------------------------------------------------
B. Nicholas Oray, Ph.D.                             2004   $162,000    $ 3,888          646
  Vice President of Research                        2003    150,000     32,000        1,819
  and Development                                   2002    140,000     20,650        3,523
----------------------------------------------------------------------------------------------
Fariborz Boor Boor(1)                               2004   $200,000    $    --          798
  Former Executive Vice President                   2003    185,000     25,720        2,243
                                                    2002    159,769     32,000       40,000
----------------------------------------------------------------------------------------------

---------------

(1) Mr. Boor Boor resigned his title as Executive Vice President of Synovis Life Technologies, Inc., effective August 18, 2004, and terminated his employment with the Company on October 31, 2004.

OPTION GRANTS AND EXERCISES

     The following tables provide information for the year ended October 31, 2004 as to individual grants and aggregate exercises of options to purchase shares of Common Stock by each of the executive officers named in the Summary Compensation Table and the potential realizable value at October 31, 2004 of the options granted to such persons in fiscal 2004.

                       OPTION GRANTS IN LAST FISCAL YEAR

--------------------------------------------------------------------------------------------------------
                                           INDIVIDUAL GRANTS                       POTENTIAL REALIZABLE
                       ---------------------------------------------------------     VALUE AT ASSUMED
                       NUMBER OF     % OF TOTAL                                    ANNUAL RATES OF STOCK
                       SECURITIES     OPTIONS                                        APPRECIATION FOR
                       UNDERLYING    GRANTED TO    EXERCISE OR                        OPTION TERM(1)
                        OPTIONS     EMPLOYEES IN   BASE PRICE                      ---------------------
NAME                    GRANTED     FISCAL YEAR     ($/SHARE)    EXPIRATION DATE      5%          10%
--------------------------------------------------------------------------------------------------------
Karen Gilles Larson     1,396(2)         1%          $25.07            10/31/09     $ 9,673     $21,371
--------------------------------------------------------------------------------------------------------
David A. Buche            654(2)         *           $25.07            10/31/09     $ 4,532     $10,012
--------------------------------------------------------------------------------------------------------
David A. Buche          6,000(3)         4%          $ 8.75      10/31/09-11(3)     $14,520     $32,040
--------------------------------------------------------------------------------------------------------
Mary L. Frick             618(2)         *           $25.07            10/31/09     $ 4,282     $ 9,461
--------------------------------------------------------------------------------------------------------
Connie L. Magnuson        668(2)         *           $25.07            10/31/09     $ 4,629     $10,226
--------------------------------------------------------------------------------------------------------
B. Nicholas Oray,
  Ph.D.                   646(2)         *           $25.07            10/31/09     $ 4,476     $ 9,890
--------------------------------------------------------------------------------------------------------
Fariborz Boor Boor        798(2)         1%          $25.07            10/31/09     $ 5,529     $12,217
--------------------------------------------------------------------------------------------------------

---------------

 *  Less than 1%.

(1) Potential realizable value is calculated based on an assumption that the price of the Company's Common Stock will appreciate at the assumed annual rates shown (5% and 10%), compounded annually from the date of grant of the option until the end of the option term. These assumed annual rates are applied pursuant to Securities and Exchange Commission (the "SEC") rules and therefore are not intended to forecast possible future appreciation, if any, of the Common Stock. Actual gains, if any, on stock option exercises are dependent on the future performance of the Common Stock, overall market conditions and the continued employment of the named executive by the Company. There can be no assurance that the amounts reflected in this table will be realized.

(2) Reflects a grant of options on November 1, 2003 under the Company's 1995 Stock Incentive Plan, exercisable at the fair market value of the underlying stock on the date of grant. The options vested in full on October 31, 2004 and expire five years after the vesting date, except in the case of the options granted to Mr. Boor Boor. Under the terms of the plan, the options granted to Mr. Boor Boor will expire on January 31, 2005 as a result of his resignation.

(3) Reflects a grant of 6,000 stock options to Mr. Buche on June 1, 2004 under the Company's 1995 Stock Incentive Plan, exercisable at the fair market value of the underlying stock on the date of grant. The options vest in the following increments: 1,000 shares on October 31, 2004, 2,500 shares on October 31, 2005 and 2,500 shares on October 31, 2006. Each increment of options expires five years after the vesting date.

   AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
                                     VALUES

-------------------------------------------------------------------------------------------------------------------
                                                            NUMBER OF SECURITIES
                                                                 UNDERLYING                VALUE OF UNEXERCISED
                                                           UNEXERCISED OPTIONS AT         IN-THE-MONEY OPTIONS AT
                            SHARES                            OCTOBER 31, 2004              OCTOBER 31, 2004(2)
                         ACQUIRED ON        VALUE      ------------------------------------------------------------
NAME                    EXERCISE(#)(1)   REALIZED($)    EXERCISABLE     UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
-------------------------------------------------------------------------------------------------------------------
Karen Gilles Larson         21,035        $139,738        131,502              --        $810,190        $   --
-------------------------------------------------------------------------------------------------------------------
David A. Buche              11,832        $ 54,165         11,154           5,000        $ 54,835        $9,100
-------------------------------------------------------------------------------------------------------------------
Connie L. Magnuson           5,867        $ 40,013         48,854           3,000        $235,544        $8,850
-------------------------------------------------------------------------------------------------------------------
B. Nicholas Oray,
  Ph.D.                         --        $     --         17,864              --        $ 86,991        $   --
-------------------------------------------------------------------------------------------------------------------
Mary L. Frick                2,863        $ 18,373         33,715              --        $178,404        $   --
-------------------------------------------------------------------------------------------------------------------
Fariborz Boor Boor          71,243        $309,014            798(3)           --        $     --        $   --
-------------------------------------------------------------------------------------------------------------------

---------------

(1) The Company's option plans generally provide that the exercise price of options must be paid entirely in cash (including check, bank draft or money order); provided, however, that the Compensation Committee, in its sole discretion, and upon terms and conditions established by the Committee, may allow such payments to be made, in whole or in part, by tender of a broker exercise notice, previously acquired shares or a promissory note, although the Compensation Committee has not taken action to approve the use of Company provided financing through a promissory note.

(2) Based upon the fair market value of the underlying Common Stock on October 31, 2004 of $10.57, the last reported sale price of a share of Common Stock during the regular trading session, as reported by the Nasdaq National Market, less the exercise price.

(3) Reflects options to Mr. Boor Boor that vested on October 31, 2004 and will expire on January 31, 2005 as a result of his resignation.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

  OVERVIEW AND PHILOSOPHY

     The Compensation Committee is currently composed of three of the Company's independent directors. The Compensation Committee's responsibilities are to:

     - Review and recommend to the Board compensation policies and compensation levels for the Company's executive officers;

     - Review and recommend to the Board plans to provide management continuity; and

     - Administer the Company's stock based compensation plans. The Compensation Committee determines who will participate in such plans and the extent and terms of such participation, and approves all transactions involving stock based compensation.

     The Compensation Committee's objectives in recommending executive compensation policies and compensation levels for the Company's executive officers, including the Chief Executive Officer, are: (i) to attract and retain qualified executive officers; (ii) to align the interests of those executive officers with those of the Company's shareholders; and (iii) to encourage the development of a cohesive management team. The Compensation Committee believes that base salaries need to be moderately to aggressively competitive to attract and retain qualified executive officers, that the executive officers need to be provided with stock ownership opportunities to align their interests with those of the Company's shareholders and that incentive compensation should be based primarily on the accomplishment of Company performance in the interest of building a cohesive management team.

  EXECUTIVE COMPENSATION PROGRAM COMPONENTS

     The Company's executive compensation program focuses on Company and individual performance as measured against goals confirmed by the Compensation Committee. The Compensation Committee places emphasis on Company performance in order to inspire the Company's executives to work as a team to accomplish Company objectives. Components of the Company's executive officer compensation program may include base salary, annual cash incentive compensation, stock option grants and restricted stock awards, as well as various benefits which are presently available to all employees of the Company. Each component of the executive officer compensation program is discussed in greater detail below.

  BASE SALARY

     The Compensation Committee's recommendations regarding the base salary of each of the Company's executive officers, including the Chief Executive Officer, are based on a number of factors, including the executive officer's experience and past performance, the level of skill and responsibility required by the executive's position and his or her qualifications for the position. The Compensation Committee also considers competitive salary information gathered by outside consultants and through comparative surveys pertaining specifically to the medical device industry as well as to companies of similar size in other industries. As a result, the population of companies for which competitive salary data is obtained is broader than the industry peer group established to compare shareholder returns in the Performance Graph set forth below. In general, the Compensation Committee seeks to set executive officer base salary at moderately to aggressively competitive levels in relation to the companies with which the Company competes for executives. Base salaries are determined prior to the beginning of each fiscal year following a review of the above factors by the Compensation Committee and may also be adjusted based on Company performance and the executive officer's impact thereon, cost of living, promotion or merit factors.

     The base salary compensation component for each executive officer, other than Ms. Larson, was recommended by Ms. Larson and reviewed and approved by the Compensation Committee based on the factors discussed above. Ms. Larson's base salary was increased in 2004, as shown in the Summary Compensation Table, based upon the Compensation Committee's consideration of the aforementioned factors.

  ANNUAL CASH INCENTIVE COMPENSATION

     The Company's annual cash incentive compensation program is designed to provide a direct financial incentive to the Company's executive officers, including the Chief Executive Officer, for the achievement of specific Company and individual performance goals.

     During fiscal 2004, each of the Company's executive officers, including the Chief Executive Officer, were eligible to receive up to 20% of their base salary in annual cash incentive compensation based on certain criteria established by the Compensation Committee. Of this amount, the Compensation Committee's guidelines provide that 35% is based on achievement of applicable segment net revenue goals, 45% on the achievement of applicable segment operating income goals and the remaining 20% on a subjective evaluation by the Compensation Committee of the individual executive officer's performance and achievement of specific individual objectives during the period. Cash incentive compensation for

Ms. Larson, Ms. Magnuson, Mr. Oray and Ms. Frick is determined according to the above guidelines taking consolidated performance into account. Incentive compensation for fiscal 2004 was determined for all executive officers in accordance with the plan discussed above and as presented in the Summary Compensation Table.

  EQUITY BASED COMPENSATION

     The 1995 Stock Incentive Plan authorizes the Compensation Committee to issue to executive officers, including the Chief Executive Officer, incentive stock options having an exercise price not less than the fair market value of the Common Stock on the date of grant (or, for an incentive option granted to a person holding more than 10% of the Company's voting stock, at not less than 110% of fair market value), and non-statutory options having an exercise price not less than 85% of the fair market value of the Common Stock on the date of grant. Options granted under the 1995 Stock Incentive Plan have a term fixed by the Compensation Committee at the time of grant, which term may not exceed 10 years. All other terms of options granted under the 1995 Stock Incentive Plan may be determined by the Compensation Committee and different restrictions may be established with respect to different recipients of stock options.

     The Compensation Committee determines the number of options and the terms and conditions of such options based on certain factors, including the past performance of the executive officer, the executive officer's potential impact on the achievement of the Company's objectives, past grants or awards of stock-based compensation and on comparative compensation data regarding option grants by companies within the medical device industry as well as within a broader group of companies of comparable size and complexity. Additionally, options may be granted to an executive officer as an incentive at the time the executive officer joins the Company.

     During fiscal 2004, based upon the aforementioned guidelines and factors, each of the executive officers named in the Summary Compensation Table received grants of stock options as listed.

     The Compensation Committee may also grant stock-based compensation to the Company's executive officers in the form of restricted stock awards. In determining whether to grant shares of restricted stock to an executive officer of the Company, the Compensation Committee evaluates the past performance of the executive officer, the executive officer's potential impact on the achievement of the Company's objectives and past grants or awards of stock-based compensation to the executive officer. There were no awards of restricted stock to the named executive officers in 2004.

  BENEFITS

     The Company provides medical, dental and life and disability insurance benefits as well as a 401(k) retirement plan and a stock purchase plan to the executive officers. The same benefits are available to all Company employees. The amount of perquisites, as determined in accordance with the rules of the SEC relating to executive compensation, did not exceed 10% of each executive officer's annual salary for fiscal 2004.

  SECTION 162(M)

     Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), limits the deductibility of certain compensation paid to the chief executive officer and the four other most highly compensated executives of a publicly held corporation to $1,000,000 each. In fiscal 2004, the Company did not pay "compensation" within the meaning of Section 162(m) to such executive officers in excess of $1,000,000 and does not believe it will do so in the near future. Therefore, the Company does not have a policy at this time regarding qualifying compensation paid to its executive officers for deductibility under Section 162(m), but will formulate such a policy if compensation levels ever approach $1 million.

                                          Members of the Compensation Committee:
                                          Richard W. Perkins (Chair)
                                          William G. Kobi
                                          Mark F. Palma

MANAGEMENT AGREEMENTS

     Each of the executive officers of the Company named in the Summary Compensation Table has entered into a change of control agreement providing benefits upon termination resulting from a change of control of the Company. These agreements provide for certain payments in the event that within twelve months subsequent to a change in control of the Company or, in certain circumstances, immediately prior to a change in control of the Company, the officer's employment is terminated involuntarily by the Company or by the executive officer due to a material change of position or benefits of the executive officer (a "Qualifying Termination"). As defined in these agreements, a "change in control" means: (i) the sale, lease, exchange, or other transfer of all or substantially all of the assets of the Company (in one transaction or in a series of related transactions) to any third party; (ii) the approval by the shareholders of the Company of any plan or proposal for the liquidation or dissolution of the Company; or (iii) a change in control of a nature that would be required to be reported (assuming such event has not been "previously reported") on Form 8-K pursuant to Section 13 or 15(d) of the Exchange Act, whether or not the Company is then subject to such reporting requirement; provided that, without limitation, such a change in control will be deemed to have occurred at such time as: (A) any third party is or becomes the beneficial owner, directly or indirectly, of 50% or more of the combined voting power of the Company's outstanding securities ordinarily having the right to vote for elections of directors, or (B) individuals who constitute the Board on the date of the agreement (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board, provided that any individual becoming a director subsequent to the date of the agreement whose election, or nomination for election, by the Company's shareholders, was approved by a vote of at least a majority of the directors comprising the Incumbent Board (either by a specific vote or by approval of the proxy statement of the Company in which such individual is named as a nominee for director without objection to such nomination) will, for purposes of this clause (B), be deemed to be a member of the Incumbent Board.

     Upon a Qualifying Termination, in addition to salary and benefits then due and in addition to any other benefits due under the Company's compensation plans, the terminated executive officer is entitled to: (a) a lump sum payment equal to the product of the executive officer's highest monthly compensation for the previous twelve month period multiplied by thirty-six (36); (b) reimbursement for all legal fees and expenses incurred by the executive officer as a result of such termination; and (c) for a thirty-six (36) month period following such termination, life and health insurance benefits substantially similar to those the executive officer was receiving at the time of termination.

     The change in control agreements for the executive officers provide that in the event that any payment or benefit received by the executive officer pursuant to the agreement or any other payments the officer has the right to receive from the Company in connection with a change in control of the Company would not be deductible by the Company under Section 280G of the Code, two calculations will be performed. In the first calculation, the payments, benefits or awards to be received solely pursuant to the change in control agreement (and excluding any benefits to be received from the existing stock option and incentive plan) will be reduced by the amount the Company deems necessary so that none of the payments or benefits under the agreement (including those from the existing stock option and incentive plan) are excess parachute payments. In the second calculation, the payments will not be reduced so as to eliminate an excess parachute payment, but will be reduced by the amount of the applicable excise tax that the officer will pay related to all change in control benefits received as imposed by section 4999 of the Code. The two calculations will be compared and the calculation providing the largest net payment to the employee will be utilized to determine the change in control payments made to the officer.

     On August 18, 2004, the Company entered into a Severance Agreement with Mr. Boor Boor in connection with his resignation as Executive Vice President (effective August 18, 2004) and his separation from the Company (effective October 31, 2004). Under the terms of the Agreement, Mr. Boor Boor is entitled to a payment of $100,000, to be paid, according to the Company's regular pay practices and on regular payroll dates, over a period of six months following the expiration of certain rescission periods under applicable employment laws. For a period of six months following his termination, Mr. Boor Boor is also entitled to continued payment of the portion of health and dental insurance premiums paid by the Company while he was employed. In exchange for these payments, Mr. Boor Boor agreed to forego any incentive pay for fiscal 2004. Mr. Boor Boor has also agreed not to solicit customers or employees of the Company for a period of two years following his separation, to certain obligations of confidentiality and non-disclosure, and to provide continued post-separation assistance to the Company in connection with certain ongoing litigation.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     With the knowledge and consent of the Board of Directors, John Gilles joined Synovis Interventional Solutions, Inc. as the General Manager of its Precision Engineering Division effective June 2, 2003. Mr. Gilles is the son of Karen Gilles Larson, President and Chief Executive Officer of the Company, a current director and a nominee for re-election at the Annual Meeting. Mr. Gilles received an annual salary of $110,000 for 2004 and also received grants of options to purchase 453 shares of Common Stock upon his hire date and 439 shares of Common Stock on November 3, 2003. The exercise price for both grants is equal to fair market value on the date of grant. Mr. Gilles was also awarded a bonus of $2,933 for fiscal 2004. Mr. Gilles graduated magna cum laude from the University of St. Thomas, St. Paul, Minnesota with a Bachelor of Arts degree in Business Administration -- Finance in 1986. In December of 1997, Mr. Gilles earned his masters degree in marketing from the University of Minnesota, Carlson School of Business. At the time he joined the Company, he had a total of 16 years of work experience: nine years in the field of finance and seven years in marketing. Mr. Gilles was not hired by, nor does he report to Ms. Larson. At the time he was hired, the Audit Committee reviewed and approved the terms and conditions of Mr. Gilles' employment.

PERFORMANCE GRAPH

     In accordance with the rules of the SEC, the following performance graph compares the performance of the Company's Common Stock on the Nasdaq National Market to an index for the Nasdaq Stock Market (U.S. Companies) prepared by the Center for Research in Securities Prices, and to a self-determined peer group of five companies identified at the bottom of the graph.

     The following performance graph compares the cumulative total stockholder return as of the end of each of the Company's last five fiscal years on $100 invested at the beginning of the period and assumes reinvestment of all dividends.

(PERFORMANCE GRAPH)

------------------------------------------------------------------------------------------------------
             Date               Company Index            Market Index             Peer Index
------------------------------------------------------------------------------------------------------
           10/31/99                 100.0                   100.0                   100.0
------------------------------------------------------------------------------------------------------
           10/31/00                 211.1                   113.1                   126.5
------------------------------------------------------------------------------------------------------
           10/31/01                 242.2                    56.8                    82.1
------------------------------------------------------------------------------------------------------
           10/31/02                 355.6                    45.1                    62.6
------------------------------------------------------------------------------------------------------
           10/31/03                1,050.7                   65.3                   117.5
------------------------------------------------------------------------------------------------------
           10/31/04                 469.8                    66.8                    84.0
------------------------------------------------------------------------------------------------------

The index level for all series was set to 100.0 on 10/31/99.

COMPANIES IN PEER GROUP
ATS Medical Inc.
Possis Medical Inc.
Rochester Medical Corporation
Angeion Corporation
Compex Technologies, Inc.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers, and persons who own more than 10% of the Company's Common Stock, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Executive officers, directors and greater than 10% shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) reports they file. To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company during, or with respect to, the period ended October 31, 2004, all reports were filed with the SEC on a timely basis, except for Richard Kramp, who did not report his initial option grant on a Form 4, but subsequently disclosed such information on a timely filed Form 3.

                                 CODE OF ETHICS

     The Company has adopted a Code of Ethics that applies to its principal executive officer, principal financial and accounting officer and certain other senior financial personnel. The Code of Ethics is filed as Exhibit 14 to the Company's annual report on Form 10-K for the fiscal year ended October 31, 2004.

                              INDEPENDENT AUDITORS

     The Audit Committee has not met to select the independent certified public accountants to audit the Company's financial statements for the year ending October 31, 2005. Deloitte and Touche LLP was the Company's independent public accounting firm for fiscal 2003 and fiscal 2004. The Company has requested and expects a representative of Deloitte and Touche LLP to be present at the Annual Meeting to make a statement if he or she so desires and to respond to appropriate questions.

                     PROPOSALS FOR THE NEXT ANNUAL MEETING

     Shareholder proposals intended to be presented in the proxy materials relating to the next Annual Meeting of Shareholders must be received by the Company on or before September 16, 2005 and must satisfy the requirements of the proxy rules promulgated by the Securities and Exchange Commission.

     A shareholder who wishes to make a proposal at the next Annual Meeting without including the proposal in the Company's proxy statement must notify the Company by November 30, 2005. If a shareholder fails to give notice by this date, then the persons named as proxies in the proxies solicited by the Company for the next Annual Meeting will have discretionary authority to vote on the proposal.

                   COMMUNICATIONS WITH THE BOARD OF DIRECTORS

     Shareholders may communicate with the Board of Directors by sending correspondence, addressed to our Corporate Secretary, Synovis Life Technologies, Inc., 2575 University Avenue W., St. Paul, MN

55114-1024, with an instruction to forward the communication to a particular director. Our Corporate Secretary will receive the correspondence and forward it to any individual director or directors to whom the communication is directed.

                    HOUSEHOLDING OF ANNUAL MEETING MATERIALS

     Some banks, brokers and other nominee record holders may be participating in the practice of "householding" proxy statements and annual reports. This means that only one copy of the Company's Proxy Statement or Annual Report on Form 10-K to Shareholders may have been sent to any household where two or more shareholders reside. The Company will promptly deliver a separate copy of either document to any shareholder upon written or oral request to the Company's Investor Relations Department, 2575 University Avenue W., St. Paul, MN 55114-1024, telephone: (651) 796-7300.

     Any shareholder who wishes to receive separate copies of the Company's Proxy statement or Annual Report on Form 10-K to Shareholders in the future, or any shareholder who is receiving multiple copies and would like to receive only one copy per household, should contact the shareholder's bank, broker, or other nominee record holder, or the shareholder may contact the Company at the above address and number.

                                 ANNUAL REPORT

     THE COMPANY WILL FURNISH WITHOUT CHARGE A COPY OF ITS ANNUAL REPORT ON FORM 10-K (EXCLUSIVE OF EXHIBITS) FOR THE FISCAL YEAR ENDED OCTOBER 31, 2004 TO EACH PERSON WHO WAS A SHAREHOLDER OF THE COMPANY AS OF DECEMBER 30, 2004 UPON RECEIPT FROM ANY SUCH PERSON OF AN ORAL OR WRITTEN REQUEST FOR SUCH AN ANNUAL REPORT. SUCH REQUEST SHOULD BE SENT TO: SYNOVIS LIFE TECHNOLOGIES, INC., 2575 UNIVERSITY AVENUE W., ST. PAUL, MINNESOTA, 55114-1024, ATTN: CHIEF FINANCIAL OFFICER, OR BY ELECTRONIC MAIL TO INFO@SYNOVISLIFE.COM.

                                          By Order of the Board of Directors

                                          /s/ Karen Gilles Larson

                                          KAREN GILLES LARSON
                                          President and Chief Executive Officer

January 14, 2005
St. Paul, Minnesota

                         SYNOVIS LIFE TECHNOLOGIES, INC.

                THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned hereby appoints KAREN GILLES LARSON and CONNIE L. MAGNUSON, and each of them, as Proxies, each with full power of substitution, and hereby authorizes each of them to represent and to vote, as designated below, all the shares of Common Stock of Synovis Life Technologies, Inc. (the "Company") held of record by the undersigned on December 30, 2004, at the Annual Meeting of Shareholders to be held on February 22, 2005, or any adjournment thereof.

1.    Election of Directors.

      [ ]  FOR all nominees listed below            [ ]   AGAINST all nominees
           (except as marked to the contrary              listed below.
           below).

      (INSTRUCTION: TO VOTE AGAINST ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME.)

           William G. Kobi                          Timothy M. Scanlan
           Karen Gilles Larson                      Edward E. Strickland
           Mark F. Palma                            Sven A. Wehrwein
           Richard W. Perkins

2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES NAMED IN PROPOSAL 1.

Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                                       Dated:                           , 2005
                                             ---------------------------

                                       -----------------------------------------
                                                    (Signature)

                                       -----------------------------------------
                                              Signature if held jointly

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.